As filed with the Securities and Exchange Commission on June 18, 2001
                                               Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933
                                   ----------

                             BLACK HILLS CORPORATION
             (Exact name of registrant as specified in its charter)
     South Dakota                                               46-0458824
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                               Identification No.)
                         625 Ninth Street, P.O. Box 1400
                         Rapid City, South Dakota 57709
                                 (605) 721-1700
                        (Address, including zip code, and
                    telephone number, including area code, of
                    Registrant's principal executive offices)
                                   ----------

                             BLACK HILLS CORPORATION
                       OMNIBUS INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)
                                   ----------

                                Roxann R. Basham
                           Vice President - Controller
                             Black Hills Corporation
                         625 Ninth Street, P.O. Box 1400
                         Rapid City, South Dakota 57709
                                 (605) 721-1700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ----------

                                 WITH A COPY TO:

                                STEVEN J. HELMERS
                                 General Counsel
                             Black Hills Corporation
                         625 Ninth Street, P.O. Box 1400
                         Rapid City, South Dakota 57709
                                 (605) 721-1700
                                   ----------

                         CALCULATION OF REGISTRATION FEE

======================= ===================== ==================== ===================== ====================
                                                 Proposed Maximum     Proposed Maximum
 Title of Securities        Amount to be        Offering Price Per   Aggregate Offering        Amount of
   to be Registered        Registered (1)           Share (1)              Price           Registration Fee
----------------------- --------------------- -------------------- --------------------- --------------------
     Common Stock
    ($1 par Value)        1,200,000 Shares          $45.710            $54,852,000           $13,713.00
======================= ===================== ==================== ===================== ====================

1. Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average high and low sales prices of the common stock, as reported on the New York Stock Exchange for June 14, 2001.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Black Hills Corporation (the Company) with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form-10K for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     (c) The Company's Report on Form 8-K dated December 5, 2000, filed January 12, 2001.

     (d) The Company's Report on Form 8-K/A1 dated February 16, 2001.

     (e) The Company's Report on Form 8-K dated April 6, 2001.

     (f) The description of the Company's common stock contained in the Company's Registration Statement on Form S-1 dated March 22, 2001 and any amendments thereto.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters those securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Steven J. Helmers, General Counsel and Corporate Secretary of the Company, whose opinion with respect to the common stock is filed as Exhibit 5 hereto, is an officer of the Company and owns as of June 15, 2001, 115 shares of common stock and 19,000 common stock options.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICER

         Section 47-5-27 of the South Dakota Codified Laws provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

         The Bylaws of the Company provide that, with respect to actions, suits or proceedings other than by or in the right of the Company, the Company shall indemnify an officer or director against liability incurred by such person as authorized under the South Dakota Codified Laws. With respect to actions or suits by or in the right of the Registrant, the Bylaws of the Registrant provide that the Registrant shall indemnify any officer or director for any action or proceeding he is made a party to by reason of the fact that he is or was a director or officer of the Registrant, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action or suit, if he acted in good faith and in a manner he reasonably believed to be within the scope of his authority and in, or not opposed to, the best interests of the Company, except for those claims, issues or matters as to which such officer or director shall have been adjudged to be liable to the Company, unless such indemnification is deemed proper by a court. In addition, the Company has entered into specific agreements with the directors and officers of the Company providing for indemnification of such persons under certain circumstances.

         The Company's Articles of Incorporation also eliminate the liability of the Company's directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director's liability
(a) for any breach of the director's duty of loyalty to the Company or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any violation of Sections 47-5-15 to 47-5-19, inclusive, of the South Dakota Codified Laws, which relate in part to certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which the director derived an improper personal benefit.

         The Company carries directors' and officers' liability insurance to insure its directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

        *4(a) Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-52664)).

        *4(b) Articles of Amendment of the Registrant (filed as an exhibit to the Registrant's Current Report on Form 8-K filed on December 26, 2000).

        *4(c) Bylaws of the Registrant (filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-52664)).

        *4(d) Statement of Designations, Preferences and Relative Rights and Limitations of No Par Preferred Stock, Series 2000-A of the Registrant (filed as an exhibit to the Registrant's Current Report on Form 8-K filed on December 26, 2000).

        *4(e) Restated and Amended Indenture of Mortgage and Deed of Trust of Black Hills Power, Inc. dated as of September 1, 1999
                 (filed as an exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-52664)).

         5        Opinion of Steven J. Helmers, Esq., General Counsel to the
                  Registrant.

         23(a)    Consent of Steven J. Helmers, Esq. (included in Exhibit 5).

         23(b)    Consent of Arthur Andersen LLP.

         24 Powers of Attorney (included on the signature page to this Registration Statement).
         --------------
         * Previously filed as part of the filing indicated and incorporated by reference herein.

Item 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 18th day of June, 2001.

                                      BLACK HILLS CORPORATION

                                      By  /s/ DANIEL P. LANDGUTH
                                      Daniel P. Landguth,
                                      Chairman and Chief Executive Officer

         Each individual whose signature appears below constitutes and appoints Daniel P. Landguth, Mark T. Thies and Roxann R. Basham, and each of them severally, as his true and lawful attorneys-in-fact and agents with full power of substitution, to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, to this Registration Statement, and the Registrant hereby also appoints each such agent as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Signature                      Title                         Date

/s/ DANIEL P. LANDGUTH              Principal Executive           June 18, 2001
Daniel P. Landguth,                 Officer and Director
Chairman and Chief Executive

/s/ MARK T. THIES                   Principal Financial Officer   June 18, 2001
Mark T. Thies,
Senior Vice President
and Chief Financial Officer

/s/ ROXANN R. BASHAM                Principal Accounting Officer  June 18, 2001
Roxann R. Basham,
Vice President-Controller

/s/ BRUCE B. BRUNDAGE               Director                      June 18, 2001
Bruce B. Brundage

/s/ DAVID C. EBERTZ                 Director                      June 18, 2001
David C. Ebertz

/s/ GERALD R. FORSYTHE              Director                      June 18, 2001
Gerald R. Forsythe

/s/ JOHN R. HOWARD                  Director                      June 18, 2001
John R. Howard

/s/ EVERETT E. HOYT                 Director                      June 18, 2001
Everett E. Hoyt

/s/ KAY S. JORGENSEN                Director                      June 18, 2001
Kay S. Jorgensen

/s/ THOMAS J. ZELLER                Director                      June 18, 2001
Thomas J. Zeller

                                                                      EXHIBIT 5
Black Hills Corporation
Steven J. Helmers                             625 Ninth Street - P.O. Box 1400
General Counsel &                             Rapid City, SD  57709-1400
Corporate Secretary                           Telephone: (605) 721-2303
E-mail: shelmers@bh-corp.com                  Fax:  (605) 721-2550



June 18, 2001


Board of Directors of
   Black Hills Corporation
P.O. Box 1400
Rapid City, SD  57709-1400

Re:      Opinion of Counsel
         1,200,000 Shares of Common Stock of Black Hills Corporation under the Omnibus Incentive Compensation Plan

         With respect to the Registration Statement on Form S-8 (the "Registration Statement") of Black Hills Corporation (the "Company"), relating to the issuance of up to 1,200,000 shares of Common Stock of the par value $1.00 per share (the "Shares") of the Company in connection with the Black Hills Corporation Omnibus Incentive Compensation Plan (the "Plan"), as described in the Registration Statement, I wish to advise you as follows:

         I am of the opinion that the Company is a corporation validly incorporated and existing under the laws of the State of South Dakota and is fully qualified to carry on the business in which it is now engaged.

         I am further of the opinion that subject to compliance with the Securities Act of 1933, as amended, and the offering and sale of the Shares in accordance with the Plan and the issuance and sale of, and payment for, the Shares in the manner and at the price set forth in the Plan, the Shares will be duly authorized, legally and validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Steven J. Helmers
Steven J. Helmers

                                                               EXHIBIT 23(b)


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 2001 included in Black Hills Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.




Arthur Andersen LLP

Minneapolis, Minnesota,
June 18, 2001